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                                                                      Exhibit 11

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and "Financial Highlights" and to the incorporation by reference of our report dated May 16, 1997 in the Registration Statement (Form N-1A) of Calamos Investment Trust and in the related Prospectus of the Calamos Family of Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 18 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-19228) and in this Amendment No. 21 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-5443).


                                       /s/  ERNST & YOUNG LLP

                                       ERNST & YOUNG LLP

Chicago, Illinois
June 19, 1997